CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement ("Agreement") is made and entered as of the 13th day of July, 2005 by and among William R Slaughter (hereinafter referred to collectively as "Consultant"), and M Power Entertainment Inc.., a Delaware corporation ("Client"). The effective date of this agreement shall be February 8, 2005.

                      Preliminary Statement

      Client desires to be assured of the association and services of Consultant in order to avail itself of Consultant's experience, skills, abilities, knowledge and background to assist Client in facilitating long-range strategic planning and to advise Client in business and/or financial matters and Client desires to retain Consultant on the terms and conditions set forth herein. Consultant agree to be retained by the Client on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Engagement. Client hereby engages the services Consultant on a non-exclusive basis when requested by Client and subject to Consultant's pre-existing commitments at such times, and Consultant hereby accepts the engagement to become Consultant to Client to render advice, consultation, information and services to the directors and/or officers of Client regarding those business matters of which Consultant has knowledge and/or experience including, but not limited to:

      A. Mergers and acquisitions, due diligence studies, and reorganizations;
      B.  Music and Entertainment Industry, and
      C. Technology trends and potential benefits that could arise in Client's adoption of certain technology systems and or procedures and
      D.  Film production and distribution

      It is expressly understood that neither party hereto shall have power to bind the other party hereto to any contract or obligation or to transact any business in the other party's name or on behalf of the other party hereto in any manner.

      2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for one (1) year.

      3. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client and Consultant shall agree to the following:

      Client shall issue to Consultant $ 200,000 worth of its common stock within five days of the execution of this Agreement. The stock shall be issued in the name of William R Slaughter. Upon issuance, the shares shall be registered by Client on behalf of Consultant with the Securities and Exchange Commission using Form S-8 or similar filing.

      All Shares, when issued to Consultant, shall be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

      4. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and their agents may perform similar or different services for other persons or entities ("Person(s)") whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client if same is identified when first provided to Consultant as confidential and valuable information proprietary to Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

      5. Indemnification. The Client agrees to fully and effectively indemnify and hold harmless Consultant against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any claim or injury (whether to body, property, personal or business character or reputation) made or sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach or alleged breach of any material representation, warranty or covenant by Client or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

      6. Expenses. Client shall reimburse Consultant for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that Consultant has received prior written approval from the Client before an expense was incurred for each expense that Consultant wishes to have reimbursed by Client. Such reimbursement shall be payable within 7 seven days after Client's receipt of Consultant's invoice for same.

      7. Independent Contractor. In his performance hereunder, Consultant and his agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to

Client at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee. It is further understood and agreed that Consultant's compensation under this Agreement is not for any capital raising or stock promotion or support.

      8. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled by binding arbitration in accordance with the Arbitration rules of the American Arbitration Association in Los Angeles, California. Any decision issued there from shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum for attorneys' fees and all reasonable costs incurred in such arbitration or other proceeding from the non-prevailing party. The arbitrator or other officer in such proceeding shall determine in each instance who is the prevailing party, whether or not such controversy proceeds to final adjudication. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including reasonable attorneys' fees whether or not court action is required for enforcement.

      9. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. The terms of this Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its laws of conflicts.

                    ( Signature Page Follows )

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.


"CLIENT"
           /s/ Gary Kimmons
Signature: ______________________________
           Gary Kimmons, President and CEO

Company:   M Power Entertainment Inc.


"CONSULTANT"

           /s/ William R. Slaughter
Signature: ______________________________
           William R Slaughter